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                                                                   Exhibit 10.27

                              [Cisco Systems Logo]



November 27,2000

David Slotkin
Primus Telecommunications Group, Inc
1700 Old Meadow Road
McLean, VA 22102

Dear David:

Cisco Systems Capital Corporation ("CSC"), a wholly owned subsidiary of Cisco Systems, Inc., specializes in providing innovative finance solutions for Cisco Systems products and services. We are pleased to present this proposal ("Proposal") for the transaction described below:

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
LESSOR:                     Cisco Systems Capital Corporation.

LESSEE:                     Primus Telecommunications Group, Inc. or controlled subsidiaries

EQUIPMENT:                  Cisco Systems Products as presented in a quotation from the Cisco Systems
                            Sales Team or a Cisco Value Added Reseller, in form satisfactory to CSC

MAXIMUM EQUIPMENT
COST:                       In the aggregate, up to $50,000,000.00 including Soft Costs inclusive of the
                            $15,000,000.00 already approved.

                            $15,000,000.00 will be available for equipment located in the US.
                            $20,000,000.00  will be available for equipment located in the following countries: Australia, Canada, France, Germany, Italy, Spain and the UK.


FINANCIAL COVENANTS:        Primus Telecommunications Group, Inc must meet the following financial conditions for the credit line to be in affect:

                            Minimum Cash and  equivalents must be at a minimum of $100,000,000.00 US for the term of the lease. If minimum cash level
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
                            falls below the $100,000,000 requirement the credit line ceases to be made available notwithstanding anything else in the Lease Proposal.

                            A Parent Guaranty is required for all equipment located outside the US. CSC shall be entitled to require that any equipment located outside the US is subject to such documentation acceptable to CSC as is required under the laws of the applicable country to protect CSC's interests in the equipment and to preserve its rights under the lease.

COVENANTS:                  To include, but not limited to: provision of financial statements; notice of certain events; preservation of corporate existence;  changes in the nature of business; mergers and other fundamental changes.

                            Notwithstanding  the foregoing, in the event of any  proposed merger or acquisition, Lessee may assign its rights and interests and to this Agreement and the Equipment, to the successor entity in such merger or acquisition, provided that (I) the successor entity has, as of such merger or consolidation, a tangible net worth equal to or greater than that of Lessee as of the date hereof, (II) Lessee gives Lessor at least twenty (20) days prior written notice of such merger or consolidation, (III) such merger or consolidation does not adversely  affect the rights of the Lessor hereunder,
                            (IV) the successor entity has executed and delivered to Lessor an agreement in form and substance reasonably satisfactory to Lessor containing its assumption of the due and punctual performance and observance of each covenant and condition of Lessor hereunder, (V) the successor entity executes any precautionary financing statement or amendment thereto reasonably requested by
                            Lessor, and (VI) immediately after giving effect of such merger or consolidation, no Event of Default has occurred and is continuing

EVENTS OF DEFAULT:          To include, but not limited to: nonpayment; inaccurate representations and warranties; failure to perform covenants; dissolution;  insolvency of Lessee or any subsidiary; cross acceleration to other material debt to be defined and to any other contracts and agreement with Lessor or any affiliate; change in ownership or control where the Lessor's consent will not be unreasonably withheld; judgements or attachments.

SHIP TO:                    Locations within the U.S. as advised, and those locations outside the U.S. as may be approved by CSC. In connection  with any equipment to be placed outside the U.S., Lessee shall assume responsibility for all applicable withholding taxes, value-added taxes, duties and compliance with all other U.S. and foreign laws relating to the sale, leasing, delivery, export, import or use of the equipment outside the U.S..

PARTIAL SHIPMENTS:          Please indicate at the bottom of this letter whether Lessee will accept scheduling of partial purchase order shipments. (If not, please note that
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                                                                  March 26, 2001
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                            Cisco Systems will retain shipments till complete.)

INITIAL TERM:               48 months

RENTAL FACTOR:              The rental amount, expressed as a percentage of total equipment cost
                            (including Soft Costs, "Equipment Cost"), is .02433 payable on the 1st day of each calendar month. These numbers are premised on the assumptions described below at "Soft Costs" and "Adjustment of Rental Factor".

PERIODIC RENT:              In accordance with the pricing and configuration referenced above, the rent payment for each Rental Period ("Rent") on the lease would be the total
                            Equipment Cost multiplied by the Lease Rate Factor.

SOFT COSTS:                 "Soft Costs" such as shipping, taxes, maintenance, installation, cabling and software may be included in or financed by the lease,  as approved by Lessor in its discretion. Assuming that Soft Costs make up less than 10% of the total
                            Equipment Cost, Soft Costs will be included at the above Lease Rate Factor. If
                            Soft Costs are greater than 10%,  prior approval must be obtained in advance from CSC.

                            Maintenance Factor of .08908 for one year.

MAINTENANCE:                Notwithstanding the foregoing, CSC is not responsible for maintenance, software or ancillary services relating to the equipment, nor for ensuring maintenance or software licenses with Cisco Systems or any other third party are in effect at any time.


ADVANCE PAYMENTS/
INTERIM RENT:               None, but deemed acceptance of the equipment will take place 30 days after shipment of the final piece of equipment per schedule. There is no interim rent, and commencement of rental payments will occur on the 1st of the month on or after acceptance or deemed acceptance.

NET LEASE:                  This is a net lease transaction under which all costs, including without limitation, insurance, maintenance and taxes, are paid by Lessee for the term of the lease. Manufacturer's guarantees or warranties will be passed on to
                            Lessee.
ADJUSTMENT OF
RENTAL FACTOR:              The rental amount quoted in this Proposal for Equipment located in the US, will be adjusted prior to the date of preparation of any Equipment Lease
                            Schedule to reflect changes equal or greater than one quarter of one percent(.25%) in the weekly average of the Two Year Treasury Note interest rate plus 500 basis points (5%), as specified in Federal
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                            Reserve  statistical release H.15 from the week preceding the date of this
                            Proposal to the week preceding the date of the preparation of the Schedule.
                            Changes to the benchmark rate of less than one quarter of one percent(.25%) will not affect the Lease Rate Factor quoted herein. The
                            Two Year Treasury  Note H.15 is updated weekly by the U.S. Federal Reserve for the preceding week's average yield. The statistic is publicly available on the Internet at http://www.bog.frb.fed.us/releases/h15/.

                            The rental amount quoted in this Proposal for Equipment located outside the
                            US, will be adjusted prior to the date of preparation of any Equipment Lease
                            Schedule, to reflect changes equal or greater than one quarter of one percent(.25%) in the weekly average of one year LIBOR rate plus 500 basis points (5%), as specified in the Wall Street Journal or Financial Times from the week  preceding the date of this Proposal to the week preceding the date of the  preparation of the Schedule. Changes to the benchmark rate of less than one quarter of one percent(.25%) will not affect the Lease Rate Factor quoted herein.

EQUIPMENT
PROCUREMENT:                Purchase orders for equipment shall be placed by Lessee with Cisco Systems,
                            Inc. or a Cisco Value Added Reseller, with all rights assigned to Lessor upon
                            Lessor's election to fund. All such purchase orders shall be subject to the standard Terms and Conditions of Sale of Cisco Systems, Inc. or such Cisco
                            Value Added Reseller, including the "net 30" payment terms commencing from the date of shipment. No funding shall occur prior to execution by the parties of
                            CSC's standard Master Lease Agreement to lease Equipment("Master Lease
                            Agreement") If, for any reason, Lessor does not fund any equipment or lease, or any contemplated lease is otherwise not consummated, Lessee shall be solely responsible for payment in full of the purchase price (together with ancillary costs and expenses) associated with any outstanding orders.

END OF LEASE OPTION:        FAIR MARKET VALUE PURCHASE OPTION: At the end of the Initial Term of the
                            Lease, Lessee may select one of the following options: (1) purchase the
                            Equipment for the then Fair Market Value not to exceed 11% of the original purchase price, or (2) subject to the consent of CSC, renew the lease of the
                            Equipment on a month-to-month basis for the daily equivalent of the original
                            Rent, payable monthly in advance, or (3) return the Equipment to the Lessor.

UTILIZATION PERIOD:         All purchase orders for equipment under this proposal shall be submitted no later than May 27, 2001.
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The parties acknowledge that the financing contemplated by this Proposal is subject to the above-

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                                                                  March 26, 2001
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referenced conditions and the execution and delivery of all appropriate documents (in form and substance satisfactory to CSC), including without limitation, to the extent applicable, the Master Agreement to Lease Equipment, any Schedule, the Lease Assignment of Purchase Order, financing statements, legal opinion or other documents or agreements reasonably required by CSC.

By signing this document, you hereby authorize CSC to order, when appropriate, for manufacture and delivery, the equipment configuration described herein (or in the attached or future purchase orders) and to file a financing statement in accordance with the Uniform Commercial Code signed only by CSC or signed by CSC as Lessee's attorney in fact with respect to any of the Equipment.

If, for any reason, you and CSC shall fail to consummate the financing contemplated by this Proposal, you shall be solely responsible for the payment in full of the purchase price (and all related costs and expenses incurred by CSC or Cisco Systems, Inc.) associated with any such outstanding orders. All such orders shall be subject to the standard Terms & Conditions of Sale of Cisco Systems, Inc., including but not limited to the "net 30" payment terms commencing from date of shipment. Please indicate your acceptance of all of the terms and conditions set forth herein by signing and dating this Proposal in the space provided below by no later than November 30, 2000.

Lessee agrees that it shall not, without CSC's prior written consent, disclose the existence or terms of any financing facility with CSC or use the name or logo of CSC or Cisco Systems in any press release, advertisement or other public pronouncement, nor represent to any person that the relationship between Lessee and CSC or Cisco Systems is other than that of seller and lessor of equipment and/or lender.

Thank you for the opportunity to present this Proposal. We look forward to doing business with you. If you have any questions, please do not hesitate to call me at (212) 714-4247.

Sincerely,

CISCO SYSTEMS CAPITAL CORPORATION          AKNOWLEDGED AND AGREED (LESSEE):

                                           PRIMUS TELECOMMUNICATIONS GROUP, INC.
/s/ Chris Lynch                            -------------------------------------
Chris Lynch

                                           By:  /s/ Neil L. Hazard
                                              ----------------------------------
                                                     (Authorized Signature)

                                           Name: Neil L. Hazard
                                                --------------------------------

                                           Dated: 11/29/01
                                                 -------------------------------

                                           Lessee is/is not [circle one]
                                           willing to accept scheduling of
                                           partial purchase order shipments.